As filed with the Securities and Exchange Commission on August 7, 2009
Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1902018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2273 Research Boulevard, Suite 400 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Denise Esposito

Senior Vice President, General Counsel and Secretary

Emergent BioSolutions Inc.

2273 Research Boulevard, Suite 400

Rockville, Maryland 20850

(Name and address of agent for service)

(301) 795-1800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value per share (including the associated series A junior participating preferred stock purchase rights)	3,900,000	$14.455	$56,374,500.00	$3,145.70

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's common stock on the New York Stock Exchange on August 4, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,900,000 shares of the registrant's common stock, $0.001 par value per share, issuable under the Emergent BioSolutions Inc. Amended and Restated 2006 Stock Incentive Plan. This registration statement incorporates by reference the contents of the following registration statement filed by the registrant relating to the Emergent BioSolutions Inc. 2006 Stock Incentive Plan, except for Part II, Item 8, Exhibits: Form S-8, File No. 333-139190, filed December 8, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, Maryland, on this 7th day of August, 2009.

EMERGENT BIOSOLUTIONS INC.

By:	/s/ Denise Esposito
Denise Esposito
Senior Vice President,
General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Emergent BioSolutions Inc., hereby severally constitute and appoint Daniel J. Abdun-Nabi, R. Don Elsey and Denise Esposito, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Emergent BioSolutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fuad El-Hibri Fuad El-Hibri	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2009

/s/ R. Don Elsey R. Don Elsey	Senior Vice President Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 7, 2009

/s/ Daniel J. Abdun-Nabi Daniel J. Abdun-Nabi	Director	August 7, 2009

/s/ Zsolt Harsanyi, Ph.D. Zsolt Harsanyi, Ph.D.	Director	July 30, 2009

/s/ Jerome M. Hauer Jerome M. Hauer	Director	August 7, 2009

/s/ Ronald B. Richard Ronald B. Richard	Director	July 30, 2009

Louis W. Sullivan, M.D.	Director

Dr. Sue Bailey	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1

Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-139190) filed on December 8, 2006)

4.2

Amended and Restated By-laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-33137))

4.3

Rights Agreement, dated November 14, 2006, between the Registrant and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-139190) filed on December 8, 2006)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)
24.1	Power of Attorney (included on the signature page to this registration statement)
99.1

Emergent BioSolutions Inc. Amended and Restated 2006 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File No. 001-33137))